Exhibit T3A(1)


                          CERTIFICATE OF INCORPORATION
                                       OF
                                MBNR CORPORATION

                                       I.

The name of the Corporation is MBNR Corporation (the "Corporation").

                                       II.

The Corporation is organized pursuant to the General Corporation Law of the State of Delaware (the "GCL").

                                      III.

The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, Delaware, 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                       IV.

The purposes for which the Corporation is organized are to act as a holding company of other firms, companies and corporations and to engage in any lawful act or activity for which corporations may be organized under the GCL, and the Corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the GCL or any amendment thereto.

                                       V.

The total number of shares of stock which the Corporation shall have authority to issue is 25,000,000; of such shares the number of common shares which the Corporation shall have authority to issue is 20,000,000, par value $.01 per share ("Common Stock"), and the number of preferred shares which the Corporation shall have authority to issue is 5,000,000, par value $1.00 per share ("Preferred Stock").

     A. Common Stock. Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Board of Directors. In the event of the liquidation of the Corporation, or upon distribution of its assets, after the payment in full or the setting apart for payment of such preferential amounts, if any, as the holders of shares of Preferred Stock at the time outstanding shall be entitled, the remaining assets of the Corporation available for payment and distribution to shareholders shall, subject to any participating or similar rights of shares of Preferred Stock at the time outstanding, be distributed ratably among the holders of shares of Common Stock at the time outstanding. All shares of Common Stock shall have


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          equal non-cumulative voting rights, and shall have no preference, conversion, exchange, preemptive or redemption rights.

     B. Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers (subject to Article IX hereof), full or limited, and with such designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and the certificate of designations filed under the GCL setting forth such resolution or resolutions, including (without limiting the generality thereof) the following as to each such series:

          (i)    the designation of such series;

          (ii) the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on Common Stock or other series of Preferred Stock, whether such dividends shall be non-cumulative or cumulative, and, if cumulative, the date or dates from which such dividend shall be cumulative;

          (iii) whether shares of Preferred Stock shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event and, if redeemable whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

          (iv) the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of shares of Preferred Stock of such series;

          (v) whether or not shares of Preferred Stock of such series shall be convertible into or exchangeable for shares of Common Stock or other series of Preferred Stock, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

          (vi) the extent to which the holders of shares of Preferred Stock of such series shall be entitled to vote with respect to the election of Directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more Directors


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

                 upon the happening of a specified event or otherwise;

          (vii) the restrictions, if any, on the issue or reissue of shares of Preferred Stock of such series or any other series;

          (viii) the extent, if any, to which the holders of shares of Preferred Stock of such series shall be entitled to preemptive rights; and

          (ix) the rights of the holders of shares of Preferred Stock of such series upon the liquidation of the corporation or any distribution of its assets.

     C. Certificates of Designations. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences and rights of such series, the qualifications, limitations or restrictions thereof, and the number of shares of Preferred Stock of such series authorized by the Board of Directors, shall be signed, attested to, filed, and recorded pursuant to Section 103 of the GCL. Unless otherwise provided in any such resolution or resolutions, the holders of the series so authorized shall have non-cumulative voting rights and shall have no conversion, exchange, preemptive or redemption rights. Unless otherwise provided in any such resolution or resolutions, the number of shares of Preferred Stock of the series authorized by such resolutions may be increased (but not above the total number of shares of Preferred Stock of such series) or decreased (but not below the number of shares of Preferred Stock of such series then outstanding) by a certificate setting forth a resolution or resolutions adopted by the Board of Directors, authorizing such increase or decrease, signed, attested to, filed, and recorded pursuant to Section 103 of the GCL. Unless otherwise provided in the resolution or resolutions creating such series, the number of shares of Preferred Stock specified in any such decrease shall be restored to the status of authorized but unissued shares of Preferred Stock (without designation as to series).

                                       VI.

The Corporation shall, to the fullest extent permitted by law and by the by-laws of the Corporation, indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or such person's testator or intestate is or was an officer, employee or agent of the Corporation or serves or served any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee, agent or trustee at the express or implied request of the Corporation.

                                      VII.

To the fullest extent permitted by the GCL as the same exists or hereafter may be amended, a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of


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the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit.

                                      VIII.

In furtherance of and not in limitation of the powers conferred by the GCL or any other statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation, subject to the right of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

                                       IX.

This Corporation shall not issue non-voting equity securities. This Article IX is included in this Certificate of Incorporation in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C Section 1123, and shall have no further force and effect beyond that required by such Section and for so long as such Section is in effect and applicable to the Corporation.

                                       X.

The election of Directors of the Corporation need not be by written ballot, unless the By-laws of the Corporation otherwise provide.

                                      XI.

The Corporation hereby elects not to be governed by Section 203 of the GCL.

                                      XII.

Mark C. Catana is the sole incorporator and his mailing address is c/o Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022.

Dated: October 1, 1990

                                        /S/Mark C. Catana
                                        Mark C. Catana
                                        Schulte Roth & Zabel
                                        900 Third Avenue
                                        New York, New York 10022


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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                MBNR CORPORATION

               (Under Section 241 of the General Corporation Law)

     The undersigned, for the purpose of amending the Certificate of Incorporation of MBNR Corporation pursuant to Section 805 of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify:

     1. The name of the corporation is MBNR Corporation (the "Corporation").

     2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 3, 1990.

     3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I relating to the name of the Corporation, and substituting in lieu of said Article the following:

                                       "I

     The name of the corporation is Mueller Industries, Inc. (the
"Corporation")."

     4. The foregoing amendment to the Certificate of Incorporation is being authorized by the sole incorporator of the Corporation pursuant to Section 241 of the General Corporation Law. The sole incorporator hereby certifies that the corporation has no shareholders of record and no directors and that the Corporation has not received any payments for its stock.

     IN WITNESS WHEREOF, the sole incorporator has executed this Certificate of Amendment of the Certificate of Incorporation on the date set forth below, and does hereby affirm, under penalty of perjury, that the statements contained herein are true and correct.

Dated: October 18, 1990

                                        /S/Mark C. Catana
                                        Mark C. Catana
                                        Sole Incorporator


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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE

     MUELLER INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

     The Board of Directors of MUELLER INDUSTRIES, INC. adopted the following resolution on the 13th day of December, l990.

     Resolved, that the registered office of in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of the corporation at the address of its registered office.

     IN WITNESS WHEREOF, Mueller Industries, Inc. has caused this statement to be signed by Robert J. Brown, its President and attested by Kent A. McKee, its Secretary this 13th day of December, 1990

                                        By /S/Robert J. Brown
                                        Robert J. Brown
                                        President

ATTEST:
By /S/Kent A. McKee
Kent A. McKee
Secretary


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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                            SHARON STEEL CORPORATION
                                      INTO
                            MUELLER INDUSTRIES, INC.
                        Pursuant to Sections 103 and 253
                                     of the
                             General Corporation Law
                                     of the
                                State of Delaware

     Sharon Steel Corporation, a Pennsylvania corporation ("Sharon"), hereby certifies as follows:

     FIRST: Sharon owns 100% of the outstanding shares of common stock, $0.01 par value per share of Mueller Industries, Inc, a Delaware corporation ("Mueller").

     SECOND: The Trustee of Sharon appointed pursuant to Title 11, Chapter 11 of the United States Code (the "Chapter 11 Trustee"), by written consent dated December 28 1990, pursuant to Section 1903(b) and Subchapter C. of Chapter 19 of the Pennsylvania Business Corporation Law of 1988 of the Commonwealth of Pennsylvania (the "PBCL"), duly adopted resolutions authorizing the merger of Sharon with and into Mueller (the "Merger"), pursuant to which Mueller will be the surviving corporation. A true copy of such resolutions is annexed hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof.

     THIRD: In accordance with Section 1903(b) of the PBCL, the Chapter 11 Trustee has approved the Merger, which merger is a part of and pursuant to the Third Amended and Restated Plan of Reorganization for Sharon, dated September 27, 1990, as modified by a motion dated November 19, 1990, for an Order approving modification of such plan, under Title 11, Chapter 11 of the United States Code (the "Plan of Reorganization"), which such Plan of Reorganization, as so modified, was confirmed by the Bankruptcy Court for the Western District of Pennsylvania, Erie Division on November 20, 1990.

     FOUR: The Merger shall become effective (i) upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; (ii) upon the filing of the Articles of Merger with the Secretary of the Commonwealth of Pennsylvania in accordance with Section 1927 of the PBCL; and (iii) pursuant to the Plan of Reorganization, upon consummation of the Reorganized Sharon Private Placement (as defined in the Plan of Reorganization).

     FIFTH: The Certificate of Incorporation, as amended, of Mueller shall continue to be the Certificate of Incorporation of Mueller Industries, Inc., the surviving corporation in the Merger.

     NOTICE OF APPOINTMENT OF TRUSTEE is attached as Exhibit B.


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


     IN WITNESS WHEREOF, the Chapter 11 Trustee has signed this Certificate of Ownership and Merger on behalf of Sharon Steel Corporation this 28 day of December, 1990.

                                        SHARON STEEL CORPORATION
                                        By: /S/Franklin E. Agnew, III
                                        Name: Franklin E. Agnew, III
                                        Title: Chapter 11 Operating
                                        Trustee

Attest:
/S/Melvin G. Sander
Name: Melvin G. Sander
Title: Secretary


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


                                                                       EXHIBIT A

     RESOLVED, that the Trustee of the bankruptcy estate of the Corporation hereby declares it advisable and authorizes the corporation to merge itself with and into MUELLER INDUSTRIES, INC., ("Mueller") a Delaware corporation and wholly-owned subsidiary of the Corporation, whereupon (i) the separate existence of the Corporation shall cease and Mueller shall be the surviving corporation;
(ii) each share of common stock of the Corporation outstanding immediately prior to the effective time of the merger shall be cancelled and (iii) 7,000,000 shares of common stock, par value $0.01 per share, of Mueller shall be issued on a pro rata basis to the holders of the Allowed General Unsecured Claims (as defined in the Reorganization Plan referenced below) or otherwise held in a Disputed Claims Reserve (as defined in the Reorganization Plan referenced below) under the Third Amended and Restated Plan of Reorganization for the Corporation, dated September 27, 1990, as modified by a motion dated November 19, 1990, for an Order approving modification of such plan, under Title 11, Chapter 11 of the United States Code (the "Reorganization Plan") confirmed by the Bankruptcy Court for the Western District of Pennsylvania, Erie Division on November 20, 1990); and in furtherance thereof, that the Articles of Merger be filled with the Secretary of the Commonwealth of Pennsylvania and the Certificate of Ownership and Merger be filled with the Secretary of State of the State of Delaware substantially in the forms previously supplied to the Trustee;

     RESOLVED, that the form, terms and provisions of the Agreement and Plan of Merger substantially in the form previously supplied to the Trustee, be, and hereby are, in all respects approved, and the Trustee and each of the officers of the Corporation be, and they hereby are, authorized to take such further actions as they, in their sole discretion, deem necessary or appropriate in order to effectuate the Agreement and Plan of Merger;

     RESOLVED, that the Trustee and each of the officers of the Corporation be, and they hereby are, authorized to execute and acknowledge in the name and on behalf of the Corporation the Articles of Merger; and that the Trustee and each of the officers be, and they hereby are, authorized to cause such executed Articles of Merger to be filed with the Secretary of the Commonwealth of Pennsylvania in accordance with Section 1927 of the Pennsylvania Business Corporation Law of 1988 ("PBCL");

     RESOLVED, That the Trustee and each of the officers of the Corporation be, and they hereby are, authorized to execute and acknowledge in the name and on behalf of the Corporation a Certificate of Ownership and Merger; and that the Trustee and each of the officers be, and they hereby are, authorized to cause such executed Certificate to be filed in the office of the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the Delaware General Corporation Law ("DGCL");

     RESOLVED, that the merger shall become effective and the corporate existence of the Corporation shall cease (i) upon the filing of such Articles of Merger with the Secretary of the Commonwealth of Pennsylvania in accordance with
Section 1927 of the PBCL, (ii) upon the filing of such Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL and (iii) pursuant to the Reorganization Plan of the Corporation, the consummation of the Reorganized Sharon Private Placement (as defined in


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


the Reorganization Plan); and

     RESOLVED, that the Trustee and each of the officers of the Corporation be, and they hereby are authorized to take such actions and to execute and deliver such certificates, instruments and other documents and to do such other things as they or any of them shall deem necessary or advisable to effectuate the purposes and intent of thc foregoing resolutions.


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                                                                       EXHIBIT B

                                        United States Bankruptcy Court
                                        District of Pennsylvania
                                        Chapter 11
                                        Case No. 87-00207/E

IN THE MATTER OF:
SHARON STEEL CORPORATION
Debtor

                        NOTICE OF APPOINTMENT OF TRUSTEE

TO:  Franklin E. Agnew, Suite 1474, USX Tower, Pittsburgh, PA 15219

     You are hereby notified of your appointment as Trustee of the estate of the above named debtor. The amount of your Bond has been fixed at $1,500,000.00. Your Bond must be filed with the United States Trustee within five (5) days of the date of your appointment (Sec. 322).

                                        /S/Hugh M. Leonard
                                        HUGH M. LEONARD
                                        UNITED STATES TRUSTEE

DATED: January 24, 1989

     I HEREBY ACCEPT APPOINTMENT AS TRUSTEE HEREIN THIS 25th DAY OF January,
1987

                                        /S/Franklin E. Agnew
                                        FRANKLIN E. AGNEW
                                        TRUSTEE

     APPOINTMENT OF Franklin E. Agnew AS TRUSTEE IS APPROVED THIS 25th DAY OF January, 1989

                                        /S/Warren W. Bentz
                                        HONORABLE WARREN W. BENTZ
                                        BANKRUPTCY JUDGE


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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MUELLER INDUSTRIES, INC.

     Mueller Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: The first sentence of Article V of the Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

     "The total number of shares of stock which the Corporation shall have authority to issue is 105,000,000; of such shares the number of common shares which the Corporation shall have authority to issue is 100,000,000, par value $.01 per share ("Common Stock"), and the number of preferred shares which the Corporation shall have authority to issue is 5,000,000, par value $1.00 per share ("Preferred Stock")."

     SECOND: The Amendment of the Certificate of Incorporation herein certified has been duly adopted by the holders of a majority of the issued and outstanding shares of Common Stock in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware.

     IN WITNESS WHEREOF, Mueller Industries, Inc., has caused this certificate to be signed by its President and attested by its Secretary this 7th day of May, l998, pursuant to Section 103(a) of the General Corporation Law of the State of Delaware.

                                        Mueller Industries, Inc.
                                        By:/S/William D. O'Hagan
                                        William D. O'Hagan
                                        President and Chief Executive
                                        Officer

ATTEST:
By:/S/William H. Hensley
William H. Hensley
Secretary


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